UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/17/2009

HSN, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34061

DE	26-2590893
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 HSN Drive
St. Petersburg, Florida 33729
(Address of principal executive offices, including zip code)

(727) 872-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 17, 2009, James P. Warner, Executive Vice President and General Counsel, and HSN, Inc. (the "Company") mutually agreed to end Mr. Warner's employment with the Company. In consideration for Mr. Warner's agreement to release any claims he may have against the Company and to be bound by certain covenants (including covenants to maintain the Company's confidential information and not to compete with the Company or to solicit the Company's employees for a period of one year from the date of his resignation), the Company has agreed to pay Mr. Warner's base salary until the earlier of October 27, 2010 (the expiration date of his existing employment agreement), or the date Mr. Warner commences other employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.

Date: June 18, 2009	By:	/s/ Judy A. Schmeling
Judy A. Schmeling
Chief Financial Officer